UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☒	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12

TETRAPHASE PHARMACEUTICALS, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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TETRAPHASE PHARMACEUTICALS, INC.

480 ARSENAL STREET, SUITE 110

WATERTOWN, MASSACHUSETTS 02472

(617) 715-3600

NOTICE OF 2015 ANNUAL MEETING OF

STOCKHOLDERS

To Be Held On June 10, 2015

To our Stockholders:

NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of Tetraphase Pharmaceuticals, Inc. will be held on Wednesday, June 10, 2015 at 10:00 a.m., Eastern Time, at the offices of Wilmer Cutler Pickering Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109. At the meeting, stockholders will consider and vote on the following matters:

1.	The election of Jeffrey Chodakewitz, Gerri Henwood and Guy Macdonald as class II directors, each to serve for a three-year term expiring at the 2018 annual meeting of stockholders;

2.	The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015; and

3.	The transaction of any other business that may properly come before the annual meeting or any adjournment thereof.

Stockholders of record at the close of business on April 14, 2015 are entitled to vote at the meeting.

We have elected to provide access to our proxy materials over the internet under the Securities and Exchange Commission’s “notice and access” rules. We believe that providing our proxy materials over the internet expedites stockholders’ receipt of proxy materials, lowers costs and reduces the environmental impact of our annual meeting.

We encourage all stockholders to attend the annual meeting in person. Whether or not you plan to attend the annual meeting in person, we encourage you to read this proxy statement and submit your proxy or voting instructions as soon as possible. Please review the instructions on each of your voting options described in the proxy statement.

Thank you for your ongoing support and continued interest in Tetraphase Pharmaceuticals, Inc.

By Order of the Board of Directors,

Guy Macdonald

President and Chief Executive Officer

Watertown, Massachusetts

April 30, 2015

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on June 10, 2015: This proxy statement and our 2014 Annual Report to Stockholders are available at http://ir.tphase.com. These documents are also available to any stockholder who wishes to receive a paper copy by calling (866) 648-8133 or emailing paper@investorelections.com.

480 ARSENAL STREET, SUITE 110

WATERTOWN, MASSACHUSETTS 02472

(617) 715-3600

PROXY STATEMENT

2015 ANNUAL MEETING OF STOCKHOLDERS

To Be Held on June 10, 2015

This proxy statement and the enclosed proxy card are being furnished in connection with the solicitation of proxies by the board of directors of Tetraphase Pharmaceuticals, Inc. for use at the 2015 annual meeting of stockholders of Tetraphase Pharmaceuticals, Inc. to be held on Wednesday, June 10, 2015 at 10:00 a.m., Eastern Time, at the offices of Wilmer Cutler Pickering Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109, and at any adjournment thereof. Except where the context otherwise requires, references to “Tetraphase Pharmaceuticals,” “we,” “us,” “our” and similar terms refer to Tetraphase Pharmaceuticals, Inc. and its consolidated subsidiaries. References to our website are inactive textual references only and the contents of our website should not be deemed to be incorporated by reference into this proxy statement.

This proxy statement summarizes information about the proposals to be considered at the meeting and other information you may find useful in determining how to vote. The proxy card is the means by which you actually authorize another person to vote your shares in accordance with your instructions. We are making this proxy statement, the related proxy card and our annual report to stockholders for the fiscal year ended December 31, 2014 available to stockholders for the first time on or about April 30, 2015.

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, as filed with the Securities and Exchange Commission, or SEC, except for exhibits, will be furnished without charge to any stockholder upon written request to Tetraphase Pharmaceuticals, Inc., 480 Arsenal Street, Suite 110, Watertown, Massachusetts 02472, Attention: Investor Relations. This proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 are also available on the SEC’s website at www.sec.gov.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Q.	Why did I receive these proxy materials?

A.	Our board of directors has made these materials available to you on the Internet in connection with the solicitation of proxies for use at our 2015 annual meeting of stockholders to be held at the offices of Wilmer Cutler Pickering Hale and Dorr LLP, 60 State Street, Boston, Massachusetts, 02109 on Wednesday, June 10, 2015 at 10:00 a.m., Eastern Time. As a holder of common stock, you are invited to attend the annual meeting and are requested to vote on the items of business described in this proxy statement. This proxy statement includes information that we are required to provide to you under SEC rules and that is designed to assist you in voting your shares.

Q.	Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

A.	In accordance with the SEC rules, we may furnish proxy materials, including this proxy statement and our annual report, to our stockholders by providing access to such documents on the Internet instead of mailing printed copies.

Q.	What is the purpose of the annual meeting?

A.	At the annual meeting, stockholders will consider and vote on the following matters:

1.	The election of Jeffrey Chodakewitz, Gerri Henwood and Guy Macdonald as class II directors, each to serve for a three-year term expiring at the 2018 annual meeting of stockholders (proposal 1);

2.	The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015 (proposal 2); and

3.	The transaction of any other business that may properly come before the meeting or any adjournment thereof.

Q.	Who can vote at the annual meeting?

A.	To be entitled to vote, you must have been a stockholder of record at the close of business on April 14, 2015, the record date for our annual meeting. There were 36,091,720 shares of our common stock outstanding and entitled to vote at the annual meeting as of the record date.

Q.	How many votes do I have?

A.	Each share of our common stock that you own as of the record date will entitle you to one vote on each matter considered at the annual meeting.

Q.	How do I vote?

A.	If you are the “record holder” of your shares, meaning that your shares are registered in your name in the records of our transfer agent, American Stock Transfer & Trust Company, you may vote your shares at the meeting in person or by proxy as follows:

(1)	Over the Internet: To vote over the Internet, please go to the following website: www.proxydocs.com/ttph, and follow the instructions at that site for submitting your proxy electronically. If you vote over the Internet, you do not need to complete and mail your proxy card or vote your proxy by telephone.

(2)	By Telephone: To vote by telephone, please call (866) 416-3857, and follow the instructions provided on the proxy card. If you vote by telephone, you do not need to complete and mail your proxy card or vote your proxy over the Internet.

(3)	By Mail: To vote by mail, you must mark, sign and date the proxy card and then mail the proxy card in accordance with the instructions on the proxy card. If you vote by mail, you do not need to vote over the Internet or by telephone. If you return your proxy card but do not specify how you want your shares voted on any particular matter, they will be voted in accordance with the recommendations of our board of directors.

(4)	In Person at the Meeting: If you attend the annual meeting, you may deliver your completed proxy card in person or you may vote by completing a ballot, which we will provide to you at the meeting.

If your shares are held in “street name,” meaning they are held for your account by an intermediary, such as a broker, then you are deemed to be the beneficial owner of your shares and the broker that actually holds the shares for you is the record holder and is required to vote the shares it holds on your behalf according to your instructions. The proxy materials, as well as voting and revocation instructions, should have been forwarded to you by the broker that holds your shares. In order to vote your shares, you will need to follow the instructions that your broker provides you. Many brokers solicit voting instructions over the Internet or by telephone.

If you do not give instructions to your broker, your broker will still be able to vote your shares with respect to certain “discretionary” items. The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm (proposal two) is considered a discretionary item. Accordingly, your broker may vote your shares in its discretion with respect to that matter even if you do not give instructions.

However, under applicable stock exchange rules that regulate voting by registered brokerage firms, the election of our nominees to serve as class II directors (proposal one) is not considered to be a discretionary item. Accordingly, your broker may not vote your shares with respect to this matter if you do not give them voting instructions on the proposal and your shares will be counted as “broker non-votes” with respect to this proposal. A “broker non-vote” occurs when shares held by a broker are not voted with respect to a particular proposal because the broker does not have or did not exercise discretionary authority to vote on the matter and has not received voting instructions from its clients.

Regardless of whether your shares are held in street name, you are welcome to attend the meeting. You may not vote shares held in street name in person at the meeting, however, unless you obtain a proxy, executed in your favor, from the holder of record (i.e., your broker).

Q.	Can I change my vote?

A.	If your shares are registered directly in your name, you may revoke your proxy and change your vote at any time before the vote is taken at the annual meeting. To do so, you must do one of the following:

(1)	Vote over the Internet or by telephone as instructed above. Only your latest Internet or telephone vote is counted.

(2)	Sign and return a new proxy card. Only your latest dated proxy card will be counted.

(3)	Attend the annual meeting and vote in person as instructed above. Attending the annual meeting will not alone revoke your Internet vote, telephone vote or proxy card submitted by mail, as the case may be.

(4)	Give our corporate secretary written notice before or at the meeting that you want to revoke your proxy.

If your shares are held in “street name,” you may submit new voting instructions with a later date by contacting your broker.

Q.	How many shares must be represented to have a quorum and hold the annual meeting?

A.

A majority of our shares of common stock outstanding at the record date must be present in person or represented by proxy to hold the annual meeting. This is called a quorum. For purposes of determining whether a quorum exists, we count as present any shares that are voted over the Internet, by telephone, by completing and submitting a proxy by mail or that are represented in person at the meeting. Further, for purposes of establishing a quorum, we will count as present shares that a stockholder holds even if the stockholder votes to abstain or only votes on one of the proposals. In addition, we will count as present shares held in “street name” by brokers who indicate on their proxies that they do not have authority to vote those shares. If a quorum is not present, we expect to adjourn the annual meeting until we obtain a quorum.

Q.	What vote is required to approve each matter and how are votes counted?

A.	Proposal 1—Election of Class II Directors

A nominee will be elected as a Class II director at the Annual Meeting if the nominee receives a plurality of the votes cast “for” the applicable seat on the board of directors.

Proposal 2—Ratification of the Appointment of Independent Registered Public Accounting Firm

The affirmative vote of the holders of shares of common stock representing a majority of the votes cast on the matter is required for the ratification of the appointment of Ernst & Young, LLP as our independent registered public accounting firm for the year ending December 31, 2015.

Shares which abstain from voting and “broker non-votes” with respect to a matter will not be counted as votes in favor of such matter, and will also not be counted as shares voting on such matter. Accordingly, abstentions and “broker non-votes” will have no effect on the voting on the proposals referenced above.

Q.	Who will count the vote?

A.	The votes will be counted, tabulated and certified by Mediant Communications LLC.

Q.	How does the board of directors recommend that I vote on the proposals?

A.	Our board of directors recommends that you vote:

FOR the election of the three nominees to serve as class II directors, each for a three year term; and

FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015.

Q.	Are there other matters to be voted on at the annual meeting?

A.	We do not know of any matters that may come before the annual meeting other than the election of our class II directors and the ratification of the appointment of our independent registered public accounting firm. If any other matters are properly presented at the annual meeting, the persons named in the accompanying proxy intend to vote, or otherwise act, in accordance with their judgment on the matter.

Q.	Where can I find the voting results?

A.	We plan to announce preliminary voting results at the annual meeting and will report final voting results in a Current Report on Form 8-K filed with the Securities and Exchange Commission, or SEC, within four business days following the end of our annual meeting.

Q.	What are the costs of soliciting these proxies?

A.	We will bear the cost of soliciting proxies. In addition to solicitation by mail, our directors, officers and employees may solicit proxies by telephone, e-mail, facsimile and in person without additional compensation. We may reimburse brokers or persons holding stock in their names, or in the names of their nominees, for their expenses in sending proxies and proxy material to beneficial owners.

Implications of Being an “Emerging Growth Company”

We are an “emerging growth company” under applicable federal securities laws and therefore permitted to take advantage of certain reduced public company reporting requirements. As an emerging growth company, we provide in this proxy statement the scaled disclosure permitted under the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, including the compensation disclosures required of a “smaller reporting company,” as that term is defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934 as amended, or the Exchange Act. In addition, as an emerging growth company, we are not required to conduct votes seeking approval, on an advisory basis, of the compensation of our named executive officers or the frequency with which such votes must be conducted. We will remain an “emerging growth company” until the earliest of (i) the last day of the fiscal year in which we have total annual gross revenues of $1 billion or more; (ii) December 31, 2018; (iii) the date on which we have issued more than $1 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under the rules of the SEC based on the market value of our common stock held by non-affiliates. If the market value of our common stock that is held by non-affiliates exceeds $700 million as of June  30, 2015, we would cease to be an emerging growth company as of the end of 2015.

Stockholders Sharing the Same Address

Some brokers and other nominee record holders may be “householding” our proxy materials. This means a single notice and, if applicable, the proxy materials, will be delivered to multiple stockholders sharing an address unless contrary instructions have been received. We will promptly deliver a separate copy of the notice and, if applicable, the proxy materials, to you if you call or write us at our principal executive offices, 480 Arsenal Street, Suite 110, Watertown, Massachusetts 02472, Attn: Investor Relations, telephone: (617) 715-3600. In the future, if you want to receive separate copies of the proxy materials, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your broker, or you may contact us at the above address and telephone number.

OWNERSHIP OF OUR COMMON STOCK

Unless otherwise provided below, the following table sets forth information regarding beneficial ownership of our common stock as of March 1, 2015 by:

•	each person, or group of affiliated persons, known to us to be the beneficial owner of 5% or more of the outstanding shares of our common stock;

•	each of our current directors;

•	our principal executive officer, and our three other executive officers who served during the year ended December 31, 2014, named in the Summary Compensation table below, whom, collectively, we refer to as our named executive officers; and

•	all of our directors and executive officers as a group.

On March 4, 2015, Maria Stahl was named our senior vice president, general counsel. As a result of her hire date, Ms. Stahl is not included in the table below. Beneficial ownership is determined in accordance with SEC rules. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities and include shares of common stock issuable upon the exercise of stock options that are immediately exercisable or exercisable within 60 days after March 1, 2015. Except as otherwise indicated, all of the shares reflected in the table are shares of common stock and all persons listed below have sole voting and investment power with respect to the shares beneficially owned by them, subject to applicable community property laws. The information is not necessarily indicative of beneficial ownership for any other purpose.

The column entitled “Percentage of Shares Beneficially Owned” is based on a total of 30,976,618 shares of our common stock outstanding as of March 1, 2015. Except as otherwise indicated in the footnotes below, the address of the beneficial owner is c/o Tetraphase Pharmaceuticals, Inc., 480 Arsenal Street, Suite 110, Watertown, MA 02472.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Common Stock Underlying Options Exercisable Within 60 Days	Total Securities Beneficially Owned	Percentage of Shares Beneficially Owned
Entities affiliated with FMR LLC (1)	3,087,618	0	3,087,618	10.0%
Wellington Management Company, LLP (2)	1,634,775	0	1,634,775	5.3%
Entities affiliated with Blackrock Advisors, LLC (3)	1,604,110	0	1,604,110	5.2%

Named Executive Officers and Directors
Guy Macdonald	50,537	392,008	442,545	1.4%
David C. Lubner	78,865	121,425	200,290	*
Patrick T. Horn, M.D., Ph.D.	0	224,587	224,587	*
J. Craig Thompson	172	106,250	106,422	*
L. Patrick Gage, Ph.D. (4)	7,825	65,150	72,975	*
Garen Bohlin	0	53,398	53,398	*
Jeffery Chodakewitz	0	5,000	5,000	*
John G. Freund, M.D. (5)	893,152	20,833	913,985	3.0%
Steven R. Gullans, Ph.D. (6)	1,493,505	30,000	1,523,505	4.9%
Gerri Henwood(7)	0	0	0	*
Nancy Wysenski	0	6,666	6,666	*

All current executive officers and directors as a group (10 persons)	1,030,551	995,317	2,025,868	6.5%

*	Represents beneficial ownership of less than 1% of our outstanding stock.
(1)	Consists of 671,912 shares of common stock held by FMR LLC and 2,415,706 shares of common stock held by FMR Co., Inc. Edward C. Johnson 3d is a Director and the Chairman of FMR LLC and Abigail P.

Johnson is a Director, the Vice Chairman and the President of FMR LLC. Members of the family of Edward C. Johnson 3d, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. FMR Co., Inc., is an indirect wholly-owned subsidiary of FMR LLC and an investment adviser registered under the Investment Advisers Act of 1940, and Pyramis Global Advisors Trust Company, an indirect wholly-owned subsidiary of FMR LLC and a bank as defined in Section 3(a)(6) of the Securities Exchange Act of 1934, are the beneficial owners of 2,415,706 shares of common stock as a result of acting as investment adviser to various investment companies registered under the Investment Company Act of 1940, institutional accounts and non-U.S. mutual funds. FMR LLC, Edward C. Johnson 3d and Abigail P. Johnson have no pecuniary interest in the 2,415,706 shares of common stock. The address for each of the individuals and entities listed above is 245 Summer Street, Boston, MA 02110. This information is based on a Form 3 filed by FMR LLC with the SEC on February 6, 2015 and on a Schedule 13G/A filed by FMR LLC with the SEC on February 9, 2015.
(2)	Wellington Management Group, LLP (“Wellington”) is the beneficial owner of 1,634,775 shares of common stock, and may be deemed to hold shared voting and investment power with respect to such shares. Wellington’s address is 280 Congress Street, Boston, MA 02210. This information is based on a Schedule 13G/A filed by Wellington with the SEC on February 12, 2015.
(3)	Blackrock’s address is 55 East 52nd Street, New York, NY 10022. BlackRock, Inc. reports that it is a parent holding company or control person and has the sole voting power of 1,557,308 shares of common stock and sole power to dispositive power 1,604,110 shares of common stock, but also notes that various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the Company’s shares and that no one person’s interest in the Company’s shares is more than 5% of the total outstanding shares of the Company. BlackRock, Inc. reports that the following of its subsidiaries acquired the shares: BlackRock Advisors, LLC, BlackRock Asset Management Canada Limited, BlackRock Asset Management Ireland Limited, BlackRock Fund Advisors, BlackRock Institutional Trust Company, N.A., and BlackRock Investment Management, LLC. This information is based on a Schedule 13G filed by Blackrock with the SEC on February 3, 2015.
(4)	Consists of 5,000 shares of common stock held directly by Dr. Gage, 2,825 shares held by Dr. Gage’s spouse and 65,150 shares of common stock issuable upon the exercise of options exercisable within 60 days after March 1, 2015.
(5)	Consists of 890,146 shares of common stock held by Skyline Venture Partners Qualified Purchaser Fund IV, L.P., 3,006 shares of common stock held by the John G. Freund as Trustee of the John G. Freund Revocable Trust u/a/d 6/26/01 and 20,833 shares of common stock issuable upon the exercise of options exercisable within 60 days after March 1, 2015. Dr. Freund is a Managing Member of Skyline Venture Management IV, LLC, which is the sole general partner of Skyline Venture Partners Qualified Purchaser Fund IV, L.P., and as such Dr. Freund may be deemed to share voting and dispositive power with respect to all shares held by Skyline Venture Partners Qualified Purchaser Fund IV, L.P. Dr. Freund disclaims beneficial ownership of such shares except to the extent of any pecuniary interest therein.
(6)	Consists of 1,468,505 shares of common stock held by Excel Medical Fund, L.P., 25,000 shares of common stock held directly by Dr. Gullans and 30,000 shares of common stock issuable upon the exercise of options exercisable within 60 days after March 1, 2015. Dr. Gullans is a Managing Director of Excel Venture Management, LLC, which is the sole general partner of Excel Medical Fund, L.P., and as such Dr. Gullans may be deemed to share voting and dispositive power with respect to all shares held by Excel Medical Fund, L.P. Dr. Gullans disclaims beneficial ownership of such shares except to the extent of any pecuniary interest therein. Dr. Gullans resigned from our board of directors in April 2015.
(7)	Ms. Henwood joined our board on April 15, 2015.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act requires our directors and officers and holders of more than 10% of our common stock to file with the SEC initial reports of ownership of our common stock and other equity securities on a Form 3 and reports of changes in such ownership on a Form 4 or Form 5. Directors and officers and holders of 10% of our common stock are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. To our knowledge, based solely on a review of our records and representations made by our directors and officers regarding their filing obligations, all Section 16(a) filing requirements were satisfied with respect to 2014, other than a Form 4 by Dr. Gage which was not timely filed.

PROPOSAL 1

ELECTION OF DIRECTORS

Directors and Nominees for Directors

Our board of directors is divided into three classes, with members of each class holding office for staggered three-year terms. There are currently two class I directors (L. Patrick Gage and Nancy Wysenski), whose terms expire at the 2017 annual meeting of stockholders; three class II directors (Jeffrey Chodakewitz, Gerri Henwood and Guy Macdonald), whose terms expire at this annual meeting; and two class III directors (Garen Bohlin and John G. Freund), whose terms expire at the 2016 annual meeting (in all cases subject to the election and qualification of their successors or to their earlier death, resignation or removal).

On April 15, 2015, Dr. Gullans resigned from our board of directors. On April 15, 2015, upon recommendation from the Nominating and Corporate Governance Committee of our board of directors, our board of directors elected Gerri Henwood to serve as a class II director.

Other than Ms. Wysenski, Dr. Chodakewitz and Ms. Henwood, each of our directors were elected as directors pursuant to a stockholders agreement that we entered into with the holders of our preferred stock that terminated upon the closing of our initial public offering in March 2013. Ms. Wysenski, Dr. Chodakewitz and Ms. Henwood were originally appointed by our board of directors to fill vacancies on our board of directors in March 2014, June 2014 and April 2015, respectively. Ms. Wysenski and Dr. Gage were subsequently re-elected by our stockholders at our 2014 annual meeting.

Our board of directors, on the recommendation of our nominating and corporate governance committee, has nominated Jeffrey Chodakewitz, Gerri Henwood and Guy Macdonald for election as class II directors at the annual meeting to hold office until the 2018 annual meeting of stockholders and until his or her successor is elected and qualified. Each of the nominees is presently a director, and each has indicated a willingness to continue to serve as director, if elected. If a nominee becomes unable or unwilling to serve, however, the proxies may be voted for substitute nominees selected by our board of directors.

Below are the names, ages and certain other information for each member of the board, including the nominees for election as class II directors.There are no familial relationships among any of our directors, nominees for director and executive officers. In addition to the detailed information presented below for each of our directors, we also believe that each of our directors is qualified to serve on our board and has the integrity, business acumen, knowledge and industry experience, diligence, freedom from conflicts of interest and the ability to act in the interests of our stockholders.

Class I Directors

L. Patrick Gage, Ph.D., age 72, has served as a member of our board of directors and as Chairman of our board of directors since December 2011. Since July 2002, Dr. Gage has served as a consultant to the biopharmaceutical industry. From 1998 to 2002, Dr. Gage served as President of Wyeth Research (now part of Pfizer, Inc.) and Senior Vice President, Science and Technology. Prior to joining Wyeth Research, he served in various positions at Genetics Institute, Inc., a biotechnology company, from 1989 to 1998, first as head of Research and Development, then as Chief Operating Officer and eventually as President. From 1971 to 1989, Dr. Gage served in various positions in research management with Hoffmann-La Roche Inc., a pharmaceutical company, most recently serving as Vice President responsible for U.S. drug discovery. Dr. Gage has served on the board of directors of Cytokinetics, Incorporated, a publicly traded biopharmaceuticals company, since November 2009 and as Chairman of its board of directors since March 2010. Dr. Gage also currently serves on the board of directors of two privately held companies, Alvine Pharmaceuticals and Permeon Biologics and serves in an advisory role to other private companies and organizations. Previously he served on the board of directors of PDL BioPharma, Inc., a publicly traded biotechnology company, from 2003 through 2008, as the Chairman of its board of directors in 2007, and as its Interim Chief Executive Officer from 2007 to 2008. Dr. Gage currently serves on the board of directors of two non-profit organizations, the Marine Biological Laboratories and the Wistar Institute. Dr. Gage received an S.B. in physics from the Massachusetts Institute of Technology and a Ph.D. in biophysics from the University of Chicago. We believe that Dr. Gage’s extensive industry and board experience as well as his independence allows him to serve as an effective Chairman of our board of directors and to be a key contributor to our board of directors.

Nancy Wysenski, age 57, has served as a member our board of directors since March 2014. From December 2009 through June 2012, Ms. Wysenski served as the Executive Vice President and Chief Commercial Officer of Vertex Pharmaceuticals Incorporated, a publicly traded pharmaceutical company. Prior to joining Vertex, Ms. Wysenski held the position of Chief Operating Officer of Endo Pharmaceuticals, a 1,200-person specialty pharmaceutical company, where she led sales, marketing, commercial operations, supply chain management, human resources and various business development initiatives. Prior to her time at Endo, Ms. Wysenski participated in the establishment of EMD Pharmaceuticals, Inc., where she held various leadership positions, including the role of President and Chief Executive Officer from 2001 to 2006 and Vice President of Commercial from 1999 to 2001. From 1984 to 1998, Ms. Wysenski held several sales-focused roles at major pharmaceutical companies, including Vice President of Field Sales for Astra Merck, Inc. Ms. Wysenski serves as a director of Alkermes plc, a publicly traded biopharmaceutical company, and as a director of Inovio Pharmaceuticals, Inc., a publicly traded biopharmaceutical company. She is a founder of the Research Triangle Park Chapter of the Healthcare Businesswomen’s Association and served on the Nominating Committee and National Advisory Board of the Healthcare Businesswomen’s Association. Ms. Wysenski received a B.S.N. in Nursing from Kent State University and an M.B.A. from Baldwin-Wallace College. We believe that Ms. Wysenski’s experience, leadership skills and knowledge of the life sciences industry allows her to provide valuable insight to our board with respect to the launch and commercialization of pharmaceutical products.

Class II Directors

Jeffrey A. Chodakewitz, M.D., age 59, has served as a member of our board of directors since June 2014. Since January 2014, Dr. Chodakewitz has served as Senior Vice President and Chief Medical Officer of Vertex Pharmaceuticals Incorporated, where he oversees all global clinical development programs, medical affairs and other related functions. Prior to joining Vertex, Dr. Chodakewitz spent more than 20 years at Merck & Co., Inc., where he held a variety of roles including Vice President of Clinical Research – Infectious Diseases & Vaccines, Vice President of Clinical Pharmacology/Early Stage Development, Senior Vice President of Late Stage Development, and Senior Vice President of Global Scientific Strategy (Infectious Diseases, Respiratory/Immunology). Prior to his tenure at Merck, he served as the Director of the HIV Outpatient Clinic at the Veterans Administration Medical Center in West Haven, Connecticut, and held various academic positions at Yale University and New York University Schools of Medicine. Dr. Chodakewitz is a Diplomate of the National Board of Medical Examiners, the American Board of Internal Medicine (both Internal Medicine and Infectious Diseases), and is a member of the Infectious Disease Society of America (IDSA) and the American Society for Clinical Pharmacology & Therapeutics (ASCPT). He received a B.S. in Biochemistry from Yale University, cum laude, and an M.D. from the Yale University School of Medicine. We believe that Dr. Chodakewitz’s scientific, medical and business background allows him to be a key contributor to our board of directors.

Gerri Henwood, age 62, has served as a member of our board of directors since April 2015. Since 2008, Ms. Henwood has served as President and Chief Executive Officer and a director of Recro, Pharma, Inc., a publicly traded specialty pharmaceutical company developing non-opioid therapeutics for the treatment of acute pain. From 2006 to 2013, Ms. Henwood served as the President of MCG. Ms. Henwood continues to spend a small portion of her time engaged in the provision of services for MCG to other companies, including companies that are engaged in the development and commercialization of other pharmaceutical products. She is the co-founder of Auxilium Pharmaceuticals, Inc., or Auxilium, and served as its President, Chief Executive Officer and director from 1999 to 2006. Prior to founding Auxilium, Ms. Henwood founded, in 1985, a contract research organization, IBAH, Inc., which was acquired by Omnicare, Inc. Prior to founding IBAH, Inc., Ms. Henwood began her career with Smith Kline & French, now part of GlaxoSmithKline plc, in the pharmaceutical management program. She held many positions there, including the position of head of Regulatory and Medical Affairs for the U.S. business and the position of Group Director—Marketing in the International Pharmaceutical Division. Ms. Henwood serves on the board of directors of two private companies. Ms. Henwood holds a B.S. in Biology from Neumann University. We believe Ms. Henwood’s expertise in product commercialization, clinical development and regulatory approval processes allows her to be a key contributor to board of directors.

Guy Macdonald, age 56, has served as our President and Chief Executive Officer and a member of our board of directors since January 2008. From August 2003 until January 2008, Mr. Macdonald served as Executive Vice President, Operations, of Idenix Pharmaceuticals, Inc., a biopharmaceutical company. Prior to joining Idenix, he served in various positions at Merck & Co., Inc., a pharmaceutical company, from 1981 to 2003, most recently serving as the Vice President for Anti-Infective and Hospital Products. Mr. Macdonald currently serves as Chairman of the board of directors of Spring Bank Pharmaceuticals, Inc., a privately held company and on the board of Scynexis, Inc, a publicly traded biotechnology company. Mr. Macdonald received an Honours Degree in biochemistry from Dundee University in Dundee, Scotland. We believe Mr. Macdonald’s qualifications to serve on our board of directors include his extensive experience in the healthcare industry as well as his extensive knowledge of our company and our business through service as our President and Chief Executive Officer and as a member of our board.

Class III Directors

Garen Bohlin, age 67, has served as a member of our board of directors since July 2010. Since May 2012, Mr. Bohlin has served on the board of directors and as a consultant to multiple life sciences companies. From January 2010 until April 2012, he served as Executive Vice President of Constellation Pharmaceuticals, Inc., a biopharmaceutical company. Prior to joining Constellation Pharmaceuticals, Mr. Bohlin served as Chief Operating Officer of Sirtris Pharmaceuticals, a biotechnology company, from 2005 to December 2009. Mr. Bohlin was the founding Chief Executive Officer of Syntonix Pharmaceuticals, Inc., a biopharmaceutical company, from 1999 through December 2008. Earlier in his career, he held multiple executive positions at Genetics Institute, a biotechnology company, and was a partner at Arthur Andersen & Co., a public accounting and consulting organization. Mr. Bohlin currently serves on the board of directors of Collegium Pharmaceuticals, Inc., a private company and Karyopharm Therapeutics, Inc. and Proteon Therapeutics, Inc., both publicly traded biotechnology companies. He also served on the board of directors for Acusphere, Inc., a specialty pharmaceutical company that was publicly traded company, from 2005 to 2014, SpringLeaf Therapeutics, Inc., a private biotechnology company, from 2010 to 2013 and Precision Dermatology, Inc., a private dermatology company from 2012 to 2014. Mr. Bohlin received his B.S. in accounting and finance from The University of Illinois. We believe that Mr. Bohlin’s industry and board experience, including his audit committee experience, with both publicly traded and privately held companies makes him a key contributor to our board of directors.

John G. Freund, M.D., age 61, has served as a member of our board of directors since October 2012. Dr. Freund co-founded Skyline Ventures in 1997 and has served as a partner at Skyline since its founding. Prior to joining Skyline, Dr. Freund served as managing director in the private equity group of Chancellor Capital Management, a private capital investment firm. In 1995, he co-founded Intuitive Surgical, a medical device company, and served on its board of directors until 2000. From 1988 to 1994, Dr. Freund served in various positions at Acuson Corporation, a maker of ultrasound equipment that is now part of Siemens, most recently as Executive Vice President. Prior to joining Acuson, Dr. Freund was a general partner of Morgan Stanley Venture Partners from 1987 to 1988. From 1982 to 1988, Dr. Freund was at Morgan Stanley & Co., an investment banking company, where he co-founded the Healthcare Group in the Corporate Finance Department in 1983. He has served on the board of directors of Proteon Therapeutics, Inc., a publicly traded biotechnology company, since 2014 and XenoPort, Inc., a publicly traded biopharmaceutical company, since 1999. Dr. Freund also serves on the board of directors of three U.S. registered investment funds managed by Capital Research and Management. He also previously served on the board of directors of four publicly traded companies, Map

Pharmaceuticals, a biopharmaceutical company, Hansen Medical, a medical device company, Mako Surgical Corp., a medical device company, and Concert Pharmaceuticals, Inc., a biopharmaceutical company. Dr. Freund is a member of the Advisory Board for the Harvard Business School Healthcare Initiative, and is a member of the Therapeutics Advisory Council of Harvard Medical School. Dr. Freund received a B.A. in history from Harvard College, an M.D. from Harvard Medical School, and an M.B.A. from Harvard Business School. We believe that Dr. Freund’s extensive investment experience, his experience as an executive and his service on the board of directors of numerous public and privately held companies allows him to be a key contributor to our board of directors.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE ELECTION OF JEFFREY CHODAKEWITZ, GERRI HENWOOD AND GUY MACDONALD TO SERVE AS CLASS II DIRECTORS.

PROPOSAL 2

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our finance and audit committee has appointed the firm of Ernst & Young LLP, an independent registered public accounting firm, as our independent auditors for the fiscal year ending December 31, 2015. Although stockholder approval of our finance and audit committee’s appointment of Ernst & Young LLP is not required by law, our board believes that it is advisable to give stockholders an opportunity to ratify this appointment. If this proposal is not approved at the annual meeting, our finance and audit committee will reconsider its appointment of Ernst & Young LLP. Representatives of Ernst & Young LLP are expected to be present at the annual meeting and will have the opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions from our stockholders.

Principal Accountant Fees and Services

Ernst & Young LLP, an independent registered public accounting firm, audited our financial statements for the year ended December 31, 2014. The board of directors has appointed Ernst & Young LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2015.

The following table summarizes the fees of Ernst & Young LLP, our independent registered public accounting firm, billed to us for each of the last two fiscal years.

Fee Category	2014	2013
Audit Fees(1)	$370,000	$355,000
Audit-Related Fees(2)	0	0
Tax Fees(3)	95,000	12,500
All Other Fees(4)	2,000	2,000

Total Fees	$467,000	$369,500

(1)	“Audit Fees” consist of fees for the audit of our annual financial statements, the review of the interim financial statements included in our quarterly reports on Form 10-Q, our initial public offering which was completed in March 2013, our follow-on offerings which were completed in November 2013 and October 2014, respectively, and consultations on miscellaneous SEC filings and other professional services provided in connection with regulatory filings or engagements.
(2)	“Audit-Related Fees” consists of fees billed by an independent registered public accounting firm for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements. We incurred no such fees in 2014 or 2013.
(3)	“Tax Fees” consist of fees for tax compliance, advice and tax services, including fees for tax preparation.
(4)	“All Other Fees” consists of fees billed for products and services, other than those described above under Audit Fees and Tax fees.

All such accountant services and fees were pre-approved by our finance and audit committee in accordance with the “Finance and Audit Committee Pre-Approval Policies and Procedures” described below.

Finance and Audit Committee Pre-Approval Policies and Procedures

Our finance and audit committee has adopted procedures requiring the pre-approval of all non-audit (including tax) services performed by our independent registered public accounting firm in order to assure that these services do not impair the auditor’s independence. These procedures generally approve the performance of specific services subject to a cost limit for all such services. This general approval is to be reviewed, and if necessary modified, at least annually. Management must obtain the specific prior approval of the finance and audit committee for each engagement of the independent registered public accounting firm to perform other audit-related or other non-audit services. The finance and audit committee does not delegate its responsibility to approve services performed by the independent registered public accounting firm to any member of management.

The standard applied by the finance and audit committee in determining whether to grant approval of any type of non-audit service, or of any specific engagement to perform a non-audit service, is whether the services to be performed, the compensation to be paid therefore and other related factors are consistent with the independent registered public accounting firm’s independence under guidelines of the SEC and applicable professional standards. Relevant considerations include whether the work product is likely to be subject to, or implicated in, audit procedures during the audit of our financial statements, whether the independent registered public accounting firm would be functioning in the role of management or in an advocacy role, whether the independent registered public accounting firm’s performance of the service would enhance our ability to manage or control risk or improve audit quality, whether such performance would increase efficiency because of the independent registered public accounting firm’s familiarity with our business, personnel, culture, systems, risk profile and other factors, and whether the amount of fees involved, or the non-audit services portion of the total fees payable to the independent registered public accounting firm in the period would tend to reduce the independent registered public accounting firm’s ability to exercise independent judgment in performing the audit.

All of the non-audit services rendered by Ernst & Young LLP with respect to the 2014 and 2013 fiscal years were pre-approved by the finance and audit committee in accordance with this policy.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST  & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2015.

AUDIT COMMITTEE REPORT

The following is the report of the finance and audit committee with respect to our audited consolidated financial statements for the year ended December 31, 2014.

The finance and audit committee has reviewed our audited consolidated financial statements for the fiscal year ended December 31, 2014 and discussed them with the company’s management and the independent registered public accounting firm for the year ended December 31, 2014, Ernst & Young LLP.

The finance and audit committee has also received from, and discussed with, Ernst & Young LLP various communications that Ernst & Young LLP is required to provide to the finance and audit committee, including the matters to be discussed as required by Auditing Standards No. 16, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board, or PCAOB, and all other communications required under the PCAOB.

In addition, Ernst & Young LLP provided the finance and audit committee with the written disclosures and the letter required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the finance and audit committee concerning independence, and the finance and audit committee has discussed with the company’s independent registered public accounting firm their independence.

Based on the review and discussions referred to above, the finance and audit committee recommended to the board of directors that the audited consolidated financial statements be included in the company’s Annual Report on Form 10-K for the year ended December 31, 2014.

By the finance and audit committee of the board of directors,

Garen Bohlin, Chair

L. Patrick Gage, Ph.D.

John G. Freund, M.D.

CORPORATE GOVERNANCE

General

We believe that good corporate governance is important to ensure that our company is managed for the long-term benefit of our stockholders. We periodically review our corporate governance policies and practices and compare them to those suggested by various authorities in corporate governance and the practices of other public companies. As a result, we have adopted policies and procedures that we believe are in the best interests of our company and our stockholders.

Corporate Governance Guidelines

Our Corporate Governance Guidelines assist our board of directors in the exercise of its duties and responsibilities and to serve the best interests of our company and our stockholders. These guidelines, which provide a framework for the conduct of our board’s business, provide that:

•	the principal responsibility of the directors is to oversee our management;

•	a majority of the members of the board shall be independent directors, unless otherwise permitted by NASDAQ rules;

•	the independent directors meet at least twice a year and at other times at the request of any independent director;

•	directors have full and free access to management and, as necessary and appropriate, independent advisors; and

•	at least annually, the nominating and corporate governance committee oversees a self-evaluation by the board to assess the effectiveness of the board and its committees.

Code of Business Conduct and Ethics

We have also adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A copy of the code is posted on the “Investor Relations” section of our website, which is located at www.tphase.com. If we make any substantive amendments to, or grant any waivers from, the code of business conduct and ethics for any officer or director, we will disclose the nature of such amendment or waiver on our website or in a Current Report on Form 8-K to be filed with the SEC.

Determination of Independence

Rule 5605 of the NASDAQ Listing Rules requires a majority of a listed company’s board of directors to be comprised of independent directors within one year of listing. In addition, the NASDAQ Listing Rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent, that audit committee members also satisfy independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and that compensation committee members also satisfy independence criteria set forth in Rule 10C-1 under the Exchange Act.

Under Rule 5605(a)(2) of the NASDAQ Listing Rules, a director will only qualify as an “independent director” if, in the opinion of our board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In addition, in order to be considered independent for purposes of Rule 10A-3 of the Exchange Act, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee, accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries or otherwise be an affiliated person of the listed company or any of its subsidiaries.

In addition, in affirmatively determining the independence of any director who will serve on a company’s compensation committee, Rule 10C-1 under the Exchange Act requires that a company’s board of directors consider all factors specifically relevant to determining whether a director has a relationship to such company which is material to that director’s ability to be independent from management in connection with the duties of a compensation committee member, including, but not limited to: (i) the source of compensation of the director, including any consulting advisory or other compensatory fee paid by such company to the director; and (ii) whether the director is affiliated with the company or any of its subsidiaries or affiliates.

Our board of directors undertook a review of the composition of our board of directors and its committees and the independence of each director. Based upon information requested from and provided by each director concerning his background, employment and affiliations, including family relationships, our board of directors has determined that each of our directors, with the exception of Mr. Macdonald is an “independent director” as defined under Rule 5605(a)(2) of the NASDAQ Listing Rules. Our board of directors also determined that Garen Bohlin, John Freund and Patrick Gage, who comprise our finance and audit committee, Jeffrey Chodakewitz, Gerri Henwood and Nancy Wysenski, who comprise our compensation committee and John Freund, and Patrick Gage, who comprise our nominating and corporate governance committee, satisfy the independence standards for such committees established by the SEC and the NASDAQ Listing Rules, as applicable. Our board reached a similar determination with respect to: (1) John Freund who served as a member of our compensation committee until March 2014, (2) Patrick Gage who served on our compensation committee until June 2014 and (3) Steven Gullans who served as a member of each of our compensation committee and nominating and corporate governance committee until April 2015. In making such determinations, our board of directors considered the relationships that each such non-employee director has with our company and all other facts and circumstances our board of directors deemed relevant in determining independence, including the beneficial ownership of our capital stock by each non-employee director.

Director Candidates: Criteria and Diversity

The process followed by our nominating and corporate governance committee to identify and evaluate director candidates includes requests to board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the Committee and our board. The nominating and corporate governance committee has previously engaged Levin & Company, Inc. to assist in identifying and evaluating potential nominees for election to our board of directors.

In considering whether to recommend to our board of directors any particular candidate for inclusion in the board’s slate of recommended director nominees, including candidates recommended by stockholders, the nominating and corporate governance committee of our board applies the criteria set forth in our Corporate Governance Guidelines. These criteria include the candidate’s integrity, business acumen, knowledge of our business and industry, experience in one or more areas relevant to our business and strategy, diligence, conflicts of interest and the ability to act in the interests of all stockholders.

Our nominating and corporate governance committee does not have a policy (formal or informal) with respect to diversity, but believes that our board, taken as a whole, should embody a diverse set of skills, experiences and backgrounds. In this regard, the Committee also takes into consideration the diversity (with respect to gender, race and national origin) of our board members. The Committee does not make any particular weighting of diversity or any other characteristic in evaluating nominees and directors.

Stockholders may recommend individuals to our nominating and corporate governance committee for consideration as potential director candidates by submitting their names, together with appropriate biographical information and background materials and a statement as to whether the stockholder or group of stockholders making the recommendation has beneficially owned more than 5% of our common stock for at least a year as of the date such recommendation is made, to Nominating and Corporate Governance Committee, c/o Corporate

Secretary, 480 Arsenal Street, Suite 110, Watertown, Massachusetts 02472. Assuming that appropriate biographical and background material has been provided on a timely basis, the Committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others. If the board determines to nominate a stockholder-recommended candidate and recommends his or her election, then his or her name will be included in our proxy card for the next annual meeting.

Stockholders also have the right under our bylaws to directly nominate director candidates, without any action or recommendation on the part of the Committee or our board, by following the procedures set forth under “Stockholder Proposals.”

At the annual meeting, stockholders will be asked to consider the election of Jeffrey Chodakewitz and Gerri Henwood, who have each been nominated for election by the stockholders as a director for the first time. During 2014, Dr. Chodakewitz was appointed by our board as a new director. Dr. Chodakewitz was originally proposed to the Committee by a member of our board and our board determined to include him among its nominees at this annual meeting. On April 15, 2015, upon recommendation from the Nominating and Corporate Governance Committee of our board of directors, our board of directors elected Gerri Henwood to serve as a class II director. Ms. Henwood was originally proposed to the Nominating and Corporate Governance Committee by a member of our board and our board of directors determined to include her among its nominees at this annual meeting.

Communication from Stockholders

The board will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. The chairman of the board of directors is primarily responsible for monitoring communications from stockholders and for providing copies or summaries to the other directors as he considers appropriate.

Communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that the chairman of the board considers to be important for the directors to know. In general, communications relating to corporate governance and corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we receive repetitive or duplicative communications.

Board and Committee Meetings

Our board of directors held 11 meetings during 2014 and acted by written action twice. During 2014, each of the directors then in office attended at least 75% of the aggregate of all meetings of the board of directors and all meetings of the committees of the board of directors on which such director then served. Continuing directors and nominees for election as directors in a given year are required to attend the annual meeting of stockholders, barring significant commitments or special circumstances. All directors then in office attended the 2014 annual meeting of stockholders.

We have established a finance and audit committee, a compensation committee and a nominating and corporate governance committee. Each of these committees operates under a charter that has been approved by our board of directors. A copy of each charter can be found under the “Corporate Governance” section of our website at www.tphase.com.

Finance and Audit Committee

The current members of our finance and audit committee are Garen Bohlin, John Freund and Patrick Gage. Garen Bohlin is the chair of the finance and audit committee. Our board of directors has determined that Garen Bohlin qualifies as an audit committee financial expert within the meaning of SEC regulations. Our finance and committee assists our board of directors in its oversight of our accounting and financial reporting process and the audits of our financial statements. We currently do not have an internal audit function. The finance and audit committee held seven meetings during the 2014 fiscal year. The finance and audit committee’s responsibilities include:

•	appointing, approving the compensation of, and assessing the independence of the our registered public accounting firm;

•	overseeing the work of our independent registered public accounting firm, including through the receipt and consideration of reports from such firm;

•	reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly financial statements and related disclosures;

•	monitoring our internal control over financial reporting, disclosure controls and procedures and code of business conduct and ethics;

•	overseeing an internal audit function, should we have one in the future;

•	discussing our risk management policies;

•	establishing policies regarding hiring employees from our independent registered public accounting firm and procedures for the receipt and retention of accounting related complaints and concerns;

•	meeting independently with our internal auditing staff, our independent registered public accounting firm and management;

•	reviewing and approving or ratifying any related person transactions; and

•	preparing the audit committee report required by SEC rules.

All audit services to be provided to us and all non-audit services, other than de minimis non-audit services, to be provided to us by our independent registered public accounting firm must be approved in advance by our finance and audit committee.

Compensation Committee

The current members of our compensation committee are Jeffrey Chodakewitz, Gerri Henwood and Nancy Wysenski. John Freund and Patrick Gage also served on the compensation committee during 2014. Steven Gullans served as chair of the compensation committee until his resignation from our board of directors in April 2015. Nancy Wysenski is the current chair of the compensation committee. Our compensation committee assists our board of directors in the discharge of its responsibilities relating to the compensation of our executive officers. The compensation committee held four meetings during the 2014 fiscal year. The compensation committee’s responsibilities include:

•	reviewing and approving, or making recommendations to our board of directors with respect to, the compensation of our chief executive officer and other executive officers;

•	overseeing the evaluation of our senior executives;

•	reviewing and making recommendations to our board of directors with respect to our incentive-compensation and equity-based compensation plans;

•	overseeing and administering our equity-based plans;

•	reviewing and making recommendations to our board of directors with respect to director compensation;

•	reviewing and discussing annually with management our executive compensation disclosure; and

•	preparing the compensation committee report required by SEC rules.

Nominating and Corporate Governance Committee

The current members of our nominating and corporate governance committee are John Freund and Patrick Gage. Patrick Gage is the chair of the nominating and corporate governance committee. Steven Gullans was a member of the nominating and corporate governance committee until his resignation from the board in April 2015. The nominating and corporate governance committee held four meetings during the 2014 fiscal year. The nominating and corporate governance committee’s responsibilities include:

•	identifying individuals qualified to become members of our board of directors;

•	recommending to our board of directors the persons to be nominated for election as directors and to each of our board’s committees;

•	developing and recommending to our board of directors corporate governance principles; and

•	overseeing an annual evaluation of our board of directors.

Board Leadership Structure

Our board has chosen to separate the role of our chief executive officer and the role of chairman of our board. We believe that this separation is appropriate since our chief executive officer is responsible for the strategic direction of our company, while the chairman of our board is responsible for overseeing the function of the board and for providing guidance to our chief executive officer as needed.

Our board of directors is currently chaired by Patrick Gage, an independent director, who possesses an in-depth knowledge of our issues, opportunities and challenges. We believe he is the person best positioned to ensure our board of directors’ time and attention is focused on the most critical matters. Our board of directors believes Dr. Gage is a decisive leader who commands accountability and enhances our ability to communicate our message and strategy clearly and consistently to stockholders, employees and strategic partners.

Oversight of Risk

Our board of directors has responsibility for the oversight of the company’s risk management processes and, either as a whole or through its committees, regularly discusses with management our major risk exposures, the potential impact of these risks on our business and the steps we take to manage them. The risk oversight process includes receiving regular reports from board committees and members of senior management to enable our board to understand the company’s risk identification, risk management and risk mitigation strategies with respect to areas of potential material risk, including operations, finance, legal, regulatory, strategic and reputational risk.

The finance and audit committee reviews information regarding liquidity and operations, and oversees our management of financial risks. Periodically, the finance and audit committee reviews our policies with respect to risk assessment, risk management, loss prevention and regulatory compliance. Oversight by the finance and audit committee includes direct communication with our external auditors, and discussions with management regarding significant risk exposures and the actions management has taken to limit, monitor or control such exposures. The compensation committee is responsible for assessing whether any of our compensation policies or programs has the potential to encourage excessive risk-taking. The nominating and corporate governance committee manages risks associated with the independence of the board, corporate disclosure practices, and potential conflicts of interest. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire board is regularly informed through committee reports about such risks. Matters of significant strategic risk are considered by our board as a whole.

Certain Relationships and Related Party Transactions

We have not been a party to any transactions since January 1, 2014 in which any of our directors, executive officers or beneficial owners of more than 5% of our voting securities, or affiliates or immediate family members of any of our directors, executive officers or beneficial owners of more than 5% of our voting securities, had or will have a direct or indirect material interest.

Policies and Procedures for Related Person Transactions

Our board of directors has adopted a written related person transaction policy setting forth the procedures for the review and approval or ratification of related person transactions. This policy covers any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we were or are to be a participant, the amount involved exceeds $120,000, and a related person had or will have a direct or indirect material interest, including, without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related person.

Our related person transaction policy contains exceptions for any transaction or interest that is not considered a related person transaction under SEC rules as in effect from time to time. In addition, the policy provides that an interest arising solely from a related person’s position as an executive officer of another entity that is a participant in a transaction with us will not be subject to the policy if each of the following conditions is met:

•	the related person and all other related persons own in the aggregate less than a 10% equity interest in such entity;

•	the related person and his or her immediate family members are not involved in the negotiation of the terms of the transaction with us and do not receive any special benefits as a result of the transaction; and

•	the amount involved in the transaction equals less than the greater of $200,000 or 5% of the annual gross revenue of the company receiving payment under the transaction.

The policy provides that any related person transaction proposed to be entered into by us must be reported to our chief financial officer and will be reviewed and approved by our finance and audit committee in accordance with the terms of the policy, prior to effectiveness or consummation of the transaction whenever practicable. The policy provides that if our chief financial officer determines that advance approval of a related person transaction is not practicable under the circumstances, our finance and audit committee will review and, in its discretion, may ratify the related person transaction at the next meeting of the finance and audit committee. The policy also provides that alternatively, our chief financial officer may present a related person transaction arising in the time period between meetings of the finance and audit committee to the chair of the finance and audit committee, who will review and may approve the related person transaction, subject to ratification by the finance and audit committee at the next meeting of the finance and audit committee.

In addition, the policy provides that any related person transaction previously approved by the finance and audit committee or otherwise already existing that is ongoing in nature will be reviewed by the finance and audit committee annually to ensure that such related person transaction has been conducted in accordance with the previous approval granted by the finance and audit committee, if any, and that all required disclosures regarding the related person transaction are made.

A related person transaction reviewed under this policy will be considered approved or ratified if it is authorized by the finance and audit committee in accordance with the standards set forth in the policy after full disclosure of the related person’s interests in the transaction. As appropriate for the circumstances, the policy provides that the finance and audit committee will review and consider:

•	the related person’s interest in the related person transaction;

•	the approximate dollar value of the amount involved in the related person transaction;

•	the approximate dollar value of the amount of the related person’s interest in the transaction without regard to the amount of any profit or loss;

•	whether the transaction was undertaken in the ordinary course of business of our company;

•	whether the transaction with the related person is proposed to be, or was, entered into on terms no less favorable to us than the terms that could have been reached with an unrelated third party; and

•	any other information regarding the related person transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

The policy provides that the finance and audit committee will review all relevant information available to it about the related person transaction. The policy provides that the finance and audit committee may approve or ratify the related person transaction only if the finance and audit committee determines that, under all of the circumstances, the transaction is in, or is not inconsistent with, our best interests. The policy provides that the finance and audit committee may, in its sole discretion, impose such conditions as it deems appropriate on us or the related person in connection with approval of the related person transaction.

EXECUTIVE AND DIRECTOR COMPENSATION

This section discusses the material elements of our executive compensation policies and decisions and the most important factors relevant to an analysis of these policies and decisions. It provides qualitative information regarding the manner and context in which compensation is awarded to and earned by our executive officers named in the “Summary Compensation Table” below, or our “named executive officers,” and is intended to place in perspective the data presented in the following tables and the corresponding narrative.

Summary Compensation Table

The following table sets forth information regarding compensation earned by our President and Chief Executive Officer and our next two highest paid executive officers during the years ended December 31, 2013 and 2012 and our next three highest paid executive officers during the year ended December 31, 2014. We refer to these individuals as our named executive officers.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
Guy Macdonald, President and Chief Executive Officer	2014 2013 2012	$420,000 394,174 373,106	— — —	$1,252,560 1,174,527 26,175	$283,500 206,157 104,469	$5,826 414 414	$1,961,886 1,775,272 504,164

Patrick T. Horn M.D., Ph.D. Chief Medical Officer	2014 2013 2012	360,000 338,189 324,450	— — —	782,850 587,264 89,576	190,000 129,707 64,890	594 774 774	1,333,444 1,055,934 479,690

David C. Lubner, Senior Vice President and Chief Financial Officer	2014 2013 2012	318,000 293,819 272,950	— — —	782,850 587,264 111,597	170,000 117,816 43,672	2,001 270 270	1,272,851 999,169 428,489

J. Craig Thompson(4). Chief Operating Officer	2014	311,231	—	1,844,275	136,000	4,372	2,295,878

(1)	Represents the grant date fair value of option awards granted in 2014, 2013 and 2012 in accordance with ASC 718. The assumptions we used in valuing equity awards are described in Note 9, “Stock-based Compensation,” to our audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2014.

(2)	This amount consists of cash bonuses paid under our executive bonus program. See the “—Narrative Disclosure to Summary Compensation Table” described below for a description of this plan. The amounts reported for 2014 were earned in 2014 and were paid in January 2015. The amounts reported for 2013 were earned in 2013 and were paid in January 2014. The amounts reported for 2012 were earned in 2012 and paid in February 2013.
(3)	Represents the value of perquisites and other personal benefits which include company-paid premiums for group term life insurance, long term disability and, with respect to 2014 only, a company match to executives’ 401(k) contributions.
(4)	Mr. Thompson joined the company in February 2014.

Narrative Disclosure to Summary Compensation Table

Executive Compensation Elements

We review compensation for our executive officers annually. The material terms of the elements of our executive compensation program for 2014 are described below. Maria Stahl joined us in March 2015 as senior vice president, general counsel. Certain components of her compensation are also discussed below.

Our compensation committee sets base salaries and bonuses and grants equity incentive awards to our executive officers. In setting base salaries and bonuses and granting equity incentive awards, our compensation committee considers compensation for comparable positions in the market, the historical compensation levels of our executives, individual and corporate performance as compared to our expectations and objectives, our desire to motivate our employees to achieve short- and long-term results that are in the best interests of our stockholders, and a long-term commitment to our company. As part of this process, our President and Chief Executive Officer prepares performance evaluations for the other executive officers and recommends annual salary increases, annual stock option awards and cash bonuses to the compensation committee. The compensation committee conducts our President and Chief Executive Officer’s performance evaluation. Prior to approving compensation for our executive officers, the compensation committee consults with the board of directors.

During the annual compensation review, our compensation committee also consults with its compensation consultant. Our compensation committee engaged Haigh & Company as its independent compensation consultant to review our executive compensation peer group and program design and assess our executives’ compensation relative to comparable companies. Our compensation committee considered the relationship that Haigh & Company has with us, the members of our board of directors and our executive officers. Based on the committee’s evaluation, the compensation committee has determined that Haigh & Company is serving as an independent and conflict-free advisor to the committee.

Base Salary

During 2014, we paid base salaries to Mr. Macdonald, Dr. Horn, Messrs. Lubner and Thompson of $420,000, $360,000, $318,000 and $340,000, respectively. For 2015, Mr. Macdonald, Dr. Horn, Messrs. Lubner and Thompson had their base salaries set at annual rates of $475,000, $384,840, $343,440 and $360,060, respectively. Ms. Stahl’s 2015 base salary is set at an annual rate of $330,000. Base salaries are used to recognize the experience, skills, knowledge and responsibilities required of all our employees, including our named executive officers. None of our named executive officers is currently party to an employment agreement or other agreement or arrangement that provides for automatic or scheduled increases in base salary.

Performance Bonus

Each named executive officer is eligible for an annual performance cash bonus based upon the achievement of certain corporate and individual goals and objectives approved by our compensation committee. We typically establish cash bonus targets for our named executive officers and conduct an annual performance review process to serve as the basis for determining eligibility for any such cash bonuses. Among the key parameters that typically are the basis for such cash bonus determinations are our achievement of overall corporate goals and the achievement of specified goals and objectives by each individual employee. Cash bonuses are based on the executive officer’s base salary, and are expected to be paid out in the first quarter of the following year. Pursuant to their employment offer letters, as amended in certain cases, Mr. Macdonald is eligible for a performance bonus on an annual basis of up to 50% of his base salary and each of the other named executive officers and Ms. Stahl are eligible for performance bonuses on an annual basis of up to 35% of their respective base salaries.

At the beginning of each year, the board of directors (considering the recommendations of management) sets corporate goals and objectives for the year. These goals and objectives and the proportional emphasis placed on each are set by our board of directors after considering management input and our overall strategic objectives. These goals generally relate to factors such as research and development objectives and other factors primarily within management’s control. The goals are weighted based on our board of directors’ determination of the ability of such goal to help create shareholder value. Our board of directors determines the level of achievement of the corporate goals for each year. Our compensation committee also reviews the achievement of each named executive officer’s individual goals and how such individual goals relate to the overall corporate goals. These achievement levels are then applied to each named executive officer’s target bonus to determine that year’s total cash bonus award.

All final bonus payments to our named executive officers are determined by our compensation committee, which retains full discretion to adjust individual target bonus awards. The actual bonuses, if any, awarded in a given year may vary from target, depending on individual performance and the achievement of corporate objectives and may also vary based on other factors at the discretion of our compensation committee.

For 2014, the corporate performance objectives generally fell into the categories of financing the advancement of our lead product candidate eravacycline into late-stage clinical development, the successful results of clinical trials of eravacycline, the advancement of our U.S. government funded programs, advancement of our early stage discovery programs, and our partnering initiatives. In evaluating management’s performance in 2014 against the 2014 goals and objectives, our compensation committee assigned an achievement level that was then used to determine each named executive officer’s bonus. For 2014, we awarded bonuses to Mr. Macdonald, Dr. Horn, Messrs. Lubner and Thompson in the amounts of $283,500, $190,000, $170,000 and $136,000, respectively. Mr. Thompson’s bonus was prorated.

Equity Incentives

Our equity incentive program is the primary vehicle for offering long-term incentives to our executives, although the compensation committee has the authority to award other forms of equity-based compensation under our stock incentive plan. We believe that the grant of equity incentive awards provide our executives with a strong link to our long-term performance and create an ownership culture that helps align the interests of our executives and stockholders. In addition, the vesting feature of our equity incentive grants furthers our goal of executive retention because this feature provides an incentive to our executives to remain in our employ during the vesting period. Equity incentive awards to our executives are typically granted annually in conjunction with the review of individual and corporate performance.

In January 2015, as part of its annual compensation review, the compensation committee awarded the following options to our named executive officers: Mr. Macdonald, options to purchase 200,000 shares; Dr. Horn, options to purchase 100,000 shares; Mr. Lubner, options to purchase 100,000 shares; and Mr. Thompson, options to purchase 100,000 shares. Each of these option awards has a ten-year term and vest in quarterly installments over four years from the date of grant. Each of the option awards has an exercise price of $39.94 per share, the fair market value of our common stock as of the date of grant.

Outstanding Equity Awards at Fiscal Year End 2014

The following table sets forth information regarding outstanding stock options held by our named executive officers as of December 31, 2014.

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) exercisable		Number of Securities Underlying Unexercised Options (#) unexercisable	Option Exercise Price ($)	Option Expiration Date
Guy Macdonald	30,000	(1)	130,000	$14.99	1/7/2024
	101,250	(2)	168,750	7.94	5/14/2023
	7,713	(3)	4,821	2.03	6/5/2022
	79,361	(4)	0	2.03	9/27/2020
	110,172	(4)	0	0.87	9/10/2019
	27,090	(4)	0	5.80	8/7/2018
	30,378	(4)	0	2.90	12/4/2017

Patrick T. Horn, M.D., Ph.D.	18,750	(1)	81,250	14.99	1/7/2024
	50,625	(2)	84,375	7.94	5/14/2023
	27,578	(3)	16,548	2.03	6/5/2022
	91,583	(5)	6,106	2.03	1/2/2021

David C. Lubner	18,750	(1)	81,250	14.99	1/7/2024
	50,625	(2)	84,375	7.94	5/14/2023
	13,744	(3)	20,615	2.03	6/5/2022
	7,684	(4)	0	2.03	9/27/2020

J. Craig Thompson	50,000	(6)	200,000	14.45	2/2/2024

(1)	This option vests as to 6.25% of the shares on April 8, 2014 and further vests as to 6.25% of the shares at the end of each successive three-month period thereafter until January 8, 2018.
(2)	This option vests as to 25% of the shares on May 15, 2014 and further vests as to 6.25% of the shares at the end of each successive three-month period thereafter until May 15, 2017.
(3)	This option vested as to 6.25% of the shares on September 6, 2012 and further vests as to 6.25% of the shares at the end of each successive three-month period thereafter until June 6, 2016.
(4)	This option was fully vested as of December 31, 2014.
(5)	This option vested as to 25% of the shares on January 3, 2012 and further vests as to 6.25% of the shares at the end of each successive three-month period thereafter until January 3, 2015.
(6)	This option vested as to 20% on the date of grant and another 20% on February 3, 2015 and further vests as to 5% of the shares at the end of each successive three-month period thereafter until February 3, 2018.

Employment Agreements, Severance and Change in Control Arrangements

We have entered into employment offer letters with each of our named executive officers and Ms. Stahl pursuant to which such executive officer is employed “at will,” meaning he or she or we may terminate the employment arrangement at any time. Such offer letters confirm the named executive officers’ titles, compensation arrangements, eligibility for benefits made available to employees generally and also provide for certain benefits upon termination of employment under specified conditions.

Benefits Provided Upon Termination Without Cause

Under the terms of the offer letters we have entered into with our named executive officers, if an executive’s employment is terminated by us without cause, subject to the executive’s signing a separation agreement that will include a general release of potential claims against us:

•	in the case of each of Mr. Macdonald, Dr. Horn, Messrs. Lubner and Thompson and Ms. Stahl, (1) he or she will be entitled to continue to receive his or her monthly base salary for a period of 12 months and (2) we will continue to provide medical and dental benefits (to the extent that he or she was receiving them at the time of termination) for 12 months.

Benefits Provided Upon a Change in Control

Under the terms of the offer letters we have entered into with our named executive officers and Ms. Stahl, if upon a change of control event (as defined in the applicable offer letter) or any time during the 12 months following a change of control event, the executive officer’s employment is terminated by us or the succeeding company, as applicable, without cause or he or she terminates his or her employment for good reason (as defined in the applicable offer letter), subject to the executive’s signing a separation agreement that will include a general release of potential claims against us:

•	in the case of Mr. Macdonald, (1) he will be entitled to continue to receive his monthly base salary for a period of 18 months, (2) he will be entitled to receive a lump sum payment equal to 150% of his target bonus at the time he ceases to be employed by the company or the succeeding company, as applicable, and (3) the company or the succeeding company, as applicable, will continue to provide medical and dental benefits (to the extent that he was receiving them at the time he ceased to be employed by the company) for eighteen months;

•	in the case of each of Dr. Horn, Messrs. Lubner and Thompson and Ms. Stahl, (1) he or she will be entitled to continue to receive his or her monthly base salary for a period of 12 months, (2) he or she will be entitled to receive a lump sum payment equal to 100% of his or her target bonus at the time he or she ceases to be employed by the company or the succeeding company, as applicable, and (3) the company or the succeeding company, as applicable, will continue to provide medical and dental benefits (to the extent that he or she was receiving them at the time he or she ceased to be employed by the company) for 12 months; and

•	in the case of each named executive officer and Ms. Stahl, the stock options held by such executive will vest in full.

Other Agreements

We have also entered into non-competition, non-solicitation and non-disclosure agreements with each of our named executive officers and Ms. Stahl. Under the non-competition, non-solicitation and non-disclosure agreements, each named executive officer has agreed (i) not to compete with us during his or her employment and for a period of one year after the termination of his or her employment, (ii) not to solicit our employees during his or her employment and for a period of one year after the termination of his or her employment, (iii) to protect our confidential and proprietary information, and (iv) to assign to us related intellectual property developed during the course of his or her employment.

401(k) Retirement Plan

All of our full-time employees in the United States, including our named executive officers, are eligible to participate in our 401(k) plan. Pursuant to our 401(k) plan, employees may elect to reduce their current compensation by up to the statutorily prescribed annual limit (which was $17,500 in 2014), with additional salary deferrals not to exceed $5,500 available to those employees 50 years of age or older, and to have the amount of this reduction contributed to our 401(k) plan. The 401(k) Plan currently does not offer the ability to invest in our securities. All eligible and participating employees receive a 401(k) match of fifty percent (50%) on contributions, up to the first six percent (6%) of eligible compensation.

Limitations on Liability and Indemnification Matters

As permitted by Delaware law, we have adopted provisions in our certificate of incorporation that limit or eliminate the personal liability of our directors. Our certificate of incorporation limits the liability of directors to the maximum extent permitted by Delaware law. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for breaches of their fiduciary duties as directors, except liability for:

•	any breach of the director’s duty of loyalty to us or our stockholders;

•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	any unlawful payments related to dividends or unlawful stock repurchases, redemptions or other distributions; or

•	any transaction from which the director derived an improper personal benefit.

These limitations do not apply to liabilities arising under federal securities laws and do not affect the availability of equitable remedies, including injunctive relief or rescission. If Delaware law is amended to authorize the further elimination or limiting of a director, then the liability of our directors will be eliminated or limited to the fullest extent permitted by Delaware law as so amended.

As permitted by Delaware law, our certificate of incorporation also provides that:

•	we will indemnify our directors and officers to the fullest extent permitted by law;

•	we may indemnify our other employees and other agents to the same extent that we indemnify our officers and directors, unless otherwise determined by our board of directors; or

•	we will advance expenses to our directors and officers in connection with legal proceedings to the fullest extent permitted by law.

The indemnification provisions contained in our certificate of incorporation are not exclusive. In addition, we have entered into indemnification agreements with each of our directors. Each of these indemnification agreements provides that we will indemnify the director to the fullest extent permitted by law for claims arising in his or her capacity as a director, provided that he or she acted in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, our best interests and, with respect to any criminal proceeding, had no reasonable cause to believe that his or her conduct was unlawful. Each of these indemnification agreements provides that in the event that we do not assume the defense of a claim against a director, we are required to advance his or her expenses in connection with his or her defense, provided that he or she undertakes to repay all amounts advanced if it is ultimately determined that he or she is not entitled to be indemnified by us.

We believe that these provisions and agreements are necessary to attract and retain qualified persons as directors. Insofar as indemnification for liabilities arising under the Securities Act of 1933, which we refer to as the Securities Act, may be permitted to directors, officers or persons controlling our company pursuant to the foregoing provisions, we understand that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

In addition, we maintain standard policies of insurance under which coverage is provided to our directors and officers against losses arising from claims made by reason of breach of duty or other wrongful act, and to us with respect to payments which may be made by us to such directors and officers pursuant to the above indemnification provisions or otherwise as a matter of law.

Director Compensation

Under our director compensation program, we pay our non-employee directors retainers in cash. We do not pay any compensation to our President and Chief Executive Officer in connection with his service on our board of directors. The compensation that we pay to our President and Chief Executive Officer is discussed elsewhere in this proxy statement. Each non-employee director receives a cash retainer for service on the board of directors and for service on each committee on which the director is a member. The chairmen of the board and of each committee receive higher retainers for such service. These fees are payable quarterly in arrears. The fees paid to non-employee directors for service on the board of directors and for service on each committee of the board of directors on which the director is a member are as follows:

	Member Annual Fee	Chairman Annual Fee
Board of Directors	$30,000	$55,000
Finance and Audit Committee	7,500	15,000
Compensation Committee	7,500	15,000
Nomination and Corporate Governance Committee	3,750	7,500

We also continue to reimburse our non-employee directors for reasonable travel and out-of-pocket expenses incurred in connection with attending board of director and committee meetings.

In addition, under our director compensation program, each non-employee director that was serving on our board of directors upon the closing of our initial public offering in March 2013 received an option to purchase 20,000 shares of our common stock and each non-employee director subsequently elected to our board of directors will receive an option to purchase 20,000 shares of our common stock, with each of these options vesting in equal quarterly installments over a three-year period measured from the date of grant, subject to the non-employee director’s continued service as a director, and becoming exercisable in full upon a change in control of our company. Further, on the date of the first board meeting held after each annual meeting of stockholders, each non-employee director that has served on our board of directors for at least six months will receive an option to purchase 10,000 shares of our common stock. Each of these options will vest in equal quarterly installments over a one-year period measured from the date of grant, subject to the non-employee director’s continued service as a director, and will become exercisable in full upon a change in control of our company. The exercise price of these options will equal the fair market value of our common stock on the date of grant.

This policy is intended to provide a total compensation package that enables us to attract and retain qualified and experienced individuals to serve as directors and to align our directors’ interests with those of our stockholders.

Our current director compensation arrangements have been in effect since the time of our initial public offering in March 2013. Prior to that time, we did not have a formal non-employee director compensation policy. We reimbursed our non-employee directors for reasonable travel and out-of-pocket expenses incurred in connection with attending board of director and committee meetings.

The following table sets forth information regarding compensation earned by our non-employee directors during 2014.

Name	Fees earned or paid in cash ($)	Option awards ($)(1)
L. Patrick Gage, Ph.D	$73,379	$55,091
Garen Bohlin	45,000	55,091
Jeffrey Chodakewitz, M.D.(2)	20,604	117,014
John G. Freund, M.D.	43,125	55,091
Steven R. Gullans, Ph.D.(3)	48,750	55,091
Gerri Henwood (4)	0	0
Nancy Wysenski (5)	29,958	126,592

(1)	Amounts listed represent the aggregate fair value amount computed as of the grant date of the option awards granted during 2014 in accordance with FASB ASC Topic 718.
(2)	Dr. Chodakewitz joined our board in June 2014.
(3)	Dr. Gullans ceased serving on our board in April 2015.
(4)	Ms. Henwood joined our board in April 2015 and therefore did not receive any compensation for fiscal 2014 nor did she hold any stock options to purchase shares of our common stock at December 31, 2014.
(5)	Ms. Wysenski joined our board in March 2014.

Equity Compensation Plan Information

The following table contains information about our equity compensation plans as of December 31, 2014. As of December 31, 2014, all of our equity compensation plans were approved by our stockholders.

Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)		(b)	(c)
Equity compensation plans approved by security holders	3,409,497	(1)	$8.75	677,753	(2)
Equity compensation plans not approved by security holders	—		—	—

Total	3,409,497		$8.75	677,753

(1)	Consists of (i) 2,490,196 shares of our common stock issuable under our 2013 stock incentive plan and (ii) 919,301 shares of warrants issuable under our 2006 stock incentive plan.
(2)	Consists of (i) 386,147 shares of our common stock available for future issuance under our 2013 stock incentive plan; and (ii) 291,606 shares of our common stock available for future issuance under our 2014 employee stock purchase plan.

Compensation Committee Interlocks and Insider Participation

None of our executive officers serves, or in the past has served, as a member of the board of directors or compensation committee, or other committee serving an equivalent function, of any entity that has one or more executive officers who serve as members of our board of directors or our compensation committee. None of the members of our compensation committee is an officer or employee of our company, nor have they ever been an officer or employee of our company.

STOCKHOLDER PROPOSALS

Proposals of stockholders intended to be presented at our annual meeting of stockholders to be held in 2016 must be received by us no later than January 1, 2016, which is 120 days prior to the first anniversary of the mailing date of this proxy, in order to be included in our proxy statement and form of proxy relating to that meeting, unless the date of the 2016 annual meeting of stockholders is changed by more than 30 days from the anniversary of our 2015 annual meeting, in which case the deadline for such proposals will be a reasonable time before we begin to print and send our proxy materials. These proposals must comply with the requirements as to form and substance established by the SEC for such proposals in order to be included in the proxy statement.

In addition, our bylaws establish an advance notice procedure for nominations for election to our board of directors and other matters that stockholders wish to present for action at an annual meeting other than those to be included in our proxy statement. In general, notice must be received at our principal executive offices not less than 90 calendar days before nor more than 120 calendar days before the one year anniversary of the previous year’s annual meeting of stockholders. Therefore, to be presented at our 2016 annual meeting of stockholders, such a proposal must be received by us no earlier than February 11, 2016 and no later than March 12, 2016. However, if the date of the annual meeting is more than 20 days earlier or more than 60 days later than such anniversary date, notice must be received not later than the close of business 120 calendar days prior to such annual meeting and no later than the close of business on the later of 90 days prior to such annual meeting and 10 days following the day on which notice of the date of such annual meeting was mailed or public announcement of the date of such annual meeting was first made. If the stockholder fails to give notice by these dates, then the persons named as proxies in the proxies solicited by the board of directors for the 2016 annual meeting may exercise discretionary voting power regarding any such proposal. Stockholders are advised to review our bylaws which also specify requirements as to the form and content of a stockholder’s notice.

Stockholders also have the right under our bylaws to nominate director candidates directly, without any action or recommendation on the part of the nominating and corporate governance committee or the board of directors, by following the procedures set forth in our bylaws, including advance notice requirements. Candidates nominated by stockholders in accordance with the procedures set forth in our bylaws will not be included in our proxy card for the next annual meeting.

Any proposals, notices or information about proposed director candidates should be sent to:

Tetraphase Pharmaceuticals, Inc.,

480 Arsenal Street, Suite 110,

Watertown, Massachusetts 02472

Attention: Chair of the Nominating and Corporate Governance Committee

ANNUAL MEETING OF TETRAPHASE PHARMACEUTICALS, INC.

Date:	Wednesday, June 10, 2015
Time:	10:00 A.M. (Eastern Time)
Place:	Wilmer Cutler Pickering Hale and Dorr LLP 60 State Street, Boston, Massachusetts 02109

Please make your marks like this:  ☒  Use dark black pencil or pen only

Board of Directors Recommends a Vote FOR proposals 1 and 2.

1:	The election of Jeffrey Chodakewitz, Gerri Henwood and Guy Macdonald as class Il directors, each to serve for a three-year term expiring at the 2018 annual meeting of stockholders.

Vote For All Nominees	Withhold Vote From All Nominees	Vote For All Except
☐	☐	☐

INSTRUCTIONS: To withhold authority to vote for any nominee, mark the “Exception” box and write the number(s) in the space provided to the right.

		For	Against	Abstain
2:	The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015.	☐	☐	☐

To attend the meeting and vote your shares in person, please mark this box.	☐

Authorized Signatures - This section must be completed for your Instructions to be executed.

Please Sign Here	Please Date Above

Please Sign Here	Please Date Above

Please sign exactly as your name(s) appears on your stock certificate. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

Annual Meeting of Tetraphase Pharmaceuticals, Inc.
to be held on Wednesday, June 10, 2015
for Holders as of April 14, 2015 This proxy is being solicited on behalf of the Board of Directors
INTERNET	VOTE BY:	TELEPHONE 866-416-3857
Go To www.proxypush.com/ttph • Cast your vote online. • Have your Proxy Card/Voting Instructions Form ready. • View Meeting Documents.	OR	• Use any touch-tone telephone. • Have your Proxy Card/Voting Instruction Form ready. • Follow the simple recorded instructions

MAIL
OR	• Mark, sign and date your Proxy Card/Voting Instruction Form.
• Detach your Proxy Card/Voting Instruction Form.
• Return your Proxy Card/Voting Instruction Form in the postage-paid envelope provided.

The undersigned hereby appoints Guy Macdonald, David Lubner and Maria Stahl, and each of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Tetraphase Pharmaceuticals, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS IN ITEM 1, FOR THE PROPOSAL IN ITEM 2 AND IN THE DISCRETION OF THE PROXYHOLDERS ON ANY OTHER MATTER THAT PROPERLY COMES BEFORE THE MEETING.

All votes must be received by 5:00 P.M., Eastern Time, June 9, 2015.

PROXY TABULATOR FOR
TETRAPHASE PHARMACEUTICALS, INC.
c/o MEDIANT COMMUNICATIONS P.O. BOX 8016 CARY, NC 27512-9903

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